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                                                                  EXHIBIT 10.M.1

                             AMENDMENT NO. 3 TO THE
                               EL PASO CORPORATION
                           DEFERRED COMPENSATION PLAN

         El Paso Corporation, a Delaware corporation ("El Paso"), does hereby amend the El Paso Corporation Deferred Compensation Plan (the "El Paso Plan") as set forth below:

         WHEREAS, on January 29, 2001, pursuant to the terms of the Agreement and Plan of Merger dated as of January 17, 2000 by and between El Paso, El Paso Merger Company (a wholly owned subsidiary of El Paso) and The Coastal Corporation ("Coastal") (the "Merger Agreement"), whereby Coastal and its subsidiaries became a part of a controlled group of entities of El Paso; and

         WHEREAS, El Paso, as successor to Coastal and pursuant to Section 6.10(a) of the Merger Agreement, has assumed all of Coastal's obligations under the Deferred Salary Plan of the American Natural Resources System and the ANR Pipeline Company Management Incentive Compensation Program (collectively the "Coastal Plans"); and

         WHEREAS, El Paso desires to amend the El Paso Plan and to provide for the merger of the Coastal Plans into the El Paso Plan.

         NOW, THEREFORE, the following El Paso Plan terms and conditions are hereby adopted:

1.       Effective as of April 1, 2001 (the "Merger Date"), the Coastal
         Plans shall be merged into and shall become a part of the El Paso Plan. Pursuant to the merger of the Coastal Plans into the El Paso Plan, the assets and liabilities of the Coastal Plans shall be transferred to and become a part of the El Paso Plan, effective as of the Merger Date.

2. From and after the Merger Date, the plan resulting from the merger described in paragraph 1 above shall be governed by the terms and provisions of the El Paso Plan as it exists on the Merger Date, and as it may be amended from time to time thereafter ("Merged Plan"), except as may be otherwise provided herein.

3. As more fully set forth in the Coastal Plans, all accounts under the Coastal Plans with respect to any participants in the Coastal Plans whose employment is terminated before April 1, 2001, shall be paid as provided in the Coastal Plans. Provisions in the El Paso Plan with respect to the accounts of other participants in the Coastal Plans are set forth in paragraph 4 below.

4. A new Section 4.12 is added to the El Paso Plan after Section 4.11, such new Section 4.12 to read in its entirety as follows, effective as of April 1, 2001:

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         4.12    PROVISIONS REGARDING FORMER COASTAL EMPLOYEES

         (a) CREDIT TO MEMORANDUM ACCOUNT. Effective as of April 1, 2001, each person who had an account in the Deferred Salary Plan of the American Natural Resources System (the "Deferred Salary Plan") or the ANR Pipeline Company Management Incentive Compensation Program (the "Incentive Compensation Program") (collectively the "Coastal Plans") on March 31, 2001, and whose employment has not been terminated before April 1, 2001 (a "Former Coastal Participant"), shall have credited to a Memorandum Account an amount equal to the sum of (a) the balance of his account in the Coastal Plans on March 31, 2001 (determined as set forth in Section V of the Deferred Salary Plan and Section VI of the Incentive Compensation Program) plus (b) the amount of any credits made under Section V of the Deferred Salary Plan and Section VI of the Incentive Compensation Program in 2001 with respect to pay periods ending before April 1, 2001. All accounts under the Deferred Salary Plan with respect to deferrals of base salary (valued as set forth above) shall be treated as deferrals of Base Salary under Section 4.2 of this Plan. All accounts under the Incentive Compensation Program with respect to deferrals of Incentive Awards (valued as set forth above) shall be treated as deferrals of Cash Incentive Awards under
         Section 4.3 of this Plan. All amounts so credited shall initially be invested in an Interest Account.

         (b)     PAYMENT OF MEMORANDUM ACCOUNT WITH RESPECT TO AMOUNTS
         DEFERRED UNDER THE DEFERRED SALARY PLAN. Unless otherwise provided pursuant to the provisions of Section 4.12(d), the amount credited to a Former Coastal Participant's Memorandum Account from the Deferred Salary Plan as provided in Section 4.12(a), and the Additional Amount (as defined in Section IV of the Deferred Salary Plan and Section II of the Deferred Salary Agreement) with respect thereto, shall be paid as provided in this Section 4.12(b), taking into account all deferral elections made in each Former Coastal Employee's Deferred Salary Agreement Payment Election Form with respect thereto made before April 1, 2001.

                 For purposes of this Section 4.12(b):

                 (1) In the event the Participant's employment is terminated for any reason other than retirement or death, payment shall be made as elected under this paragraph. The Participant shall elect the number of year(s) over which payment(s) is/are to be paid. Such election is irrevocable and shall be made at the time the Participant makes the election to defer an amount of his/her base salary. Payment shall begin on the 15th day of the month following the month in which the Participant's employment is terminated for any reason other than retirement or death. Payment(s) shall continue on the same day for each subsequent year and shall continue until all benefits under the Plan shall have been paid. The total amount accrued

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                 to the benefit of the Participant (including the Additional
                 Amount credited to the end of the month preceding the month in which the first payment is made) shall be divided by the number of payments selected by the Participant in order to determine the amount of the yearly payment. The amount of the first annual installment shall be the "basic installment" for future annual installments. For any annual payment after the first payment, the Additional Amount which has accrued since the time the basic installment was computed and ending with the end of the month preceding the month in which the particular annual payment is made, shall be added to and paid with the basic installment. The last annual payment shall include the entire balance accrued to the Participant.

                 (2) In the event the Participant's employment is terminated because of retirement (including early retirement), payment shall be made as elected under this paragraph. The Participant shall elect the month and year payments are to begin and the number of year(s) over which payment(s) is/are to be paid. Such election is irrevocable and shall be made at the time the Participant makes the election to defer an amount of his/her base salary. Payment shall begin on the 15th day of the month selected by the Participant. Payment(s) shall continue on the same day for each subsequent year and shall continue until all the benefits under the plan have been paid. The total amount accrued to the benefit of the Participant (including the Additional Amount credited to the end of the month preceding the month in which the first payment is made) shall be divided by the number of payments selected by the Participant in order to determine the amount of the yearly payment. The amount of the first annual installment shall be the "basic installment" for future annual installments. For any annual payment after the first payment, the Additional Amount which has accrued since the time the basic installment was computed and ending with the end of the month preceding the month in which the particular annual payment is made, shall be added to and paid with the basic installment. The last annual payment shall include the entire balance accrued to the Participant.

                 (3) In the event the Participant dies before the entire balance accrued to the Participant has been paid, payment shall be made as elected under this paragraph. The Participant shall elect the option under which payment shall be made. The options are as follows:

                        (a) Option A. Payment shall be in a lump sum on the 15th day of the month following the month in which the Participant dies.

                        (b) Option B. If the Participant has received at least one payment under either paragraph (1) or (2) prior to his/her death, payment shall continue in the same manner as if he/she had not died. If the Participant has not received any payment under either

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                        paragraph (1) or (2) prior to his/her death, payment(s)
                        shall begin on the 15th day of the month following the month in which the Participant dies and shall be over the number of years selected by the Participant.

                 The election under this paragraph is irrevocable and shall be made at the time the Participant makes the election to defer an amount of his/her base salary. If payments are made under Option B and the Participant has not received a payment under paragraph (1) or (2) prior to his/her death, payment(s) shall begin on the 15th day of the month following the month in which the Participant dies and shall continue on the same day for each subsequent year until all benefits under the Plan have been paid. In such an event, the total amount accrued to the benefit of the Participant (including the Additional Amount credited to the end of the month preceding the month in which the first payment is made) shall be divided by the number of payments selected by the Participant in order to determine the amount of the yearly payment. The amount of the first annual installment shall be the "basic installment" for future annual installments. For any annual payment after the first payment, the Additional Amount which has accrued since the time the basic installment was computed and ending with the end of the month preceding the month in which the particular annual payment is made, shall be added to and paid with the basic installment. The last annual payment shall include the entire balance accrued to the Participant. The Participant may designate a beneficiary(ies) to receive amounts paid under this paragraph. Such beneficiary(ies) may be changed at any time by the Participant. If no beneficiary is designated, payment(s) shall be made to the estate of the Participant.

         (c)     PAYMENT OF MEMORANDUM ACCOUNT WITH RESPECT TO AMOUNTS
         DEFERRED UNDER THE INCENTIVE COMPENSATION PROGRAM. Unless otherwise provided pursuant to the provisions of Section 4.12(d), the amount credited to a Former Coastal Participant's Memorandum Account from the Incentive Compensation Program as provided in Section 4.12(a), and the interest, income, expense, gain or loss with respect thereto, shall be paid as provided in this Section 4.12(c), taking into account all deferral elections made in each Former Coastal Employee's Deferred Payment Request & Designation of Beneficiary form with respect thereto made before April 1, 2001.

                 For purposes of this Section 4.12(c):

                 (1) Deferred awards will be paid out in not more than 20 annual installments beginning with the 15th day of the month next following the month in which the Participant retires or his/her employment is terminated.

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         (d)     SPECIAL ELECTION PERIOD. Each Former Coastal Participant may,
         during a Special Election Period to be established by the Management Committee (as described below), elect to have payment of all (and not merely a part) of the amount credited to his or her Memorandum Account as provided in Section 4.12(a), and the Additional Amount and/or interest, income, expense, gain or loss with respect thereto, paid pursuant to Section 4.9 of this Plan, or until any other specified time that is determined by the Management Committee. The election shall be irrevocable and shall be made on a form prescribed or accepted by the Management Committee.

         IN WITNESS WHEREOF, El Paso Corporation has executed this document as of April 1, 2001.

                                           EL PASO CORPORATION



                                           By: /s/ Joel Richards III
                                              ----------------------------------
                                           Executive Vice President
                                           Human Resources and Administration

ATTEST:

By: /s/ David L. Siddall
   -------------------------------
Title: Corporate Secretary



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